UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 1, 2024
Commission File Number 1-13610
CREATIVE MEDIA & COMMUNITY TRUST CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	75-6446078
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
5956 Sherry Lane, Suite 700, Dallas, TX 75225	(972) 349-3200
(Address of Principal Executive Offices)	(Registrant's telephone number)
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	CMCT	Nasdaq Global Market
Common Stock, $0.001 Par Value	CMCT	Tel Aviv Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.07. Submission of Matters of a Vote of Security Holders

The Annual Meeting of Stockholders of Creative Media & Community Trust Corporation (the “Company”) was held on August 1, 2024. A total of 17,419,827 shares were voted in person or by proxy, representing 76.45% of the shares entitled to be voted. The following are the final voting results on proposals considered and voted upon at the Annual Meeting, all of which are described in the Proxy Statement.

1. Election of Directors.

	For	Withheld	Broker Non-Votes
Douglas Bech	11,710,708	2,206,574	3,502,486
John Hope Bryant	13,424,982	492,300	3,502,486
Marcie Edwards	13,339,605	577,677	3,502,486
Shaul Kuba	13,053,624	863,658	3,502,486
Richard Ressler	13,053,442	863,840	3,502,486
Avraham Shemesh	13,053,599	863,683	3,502,486
Elaine Wong	13,364,998	552,284	3,502,486

The directors will continue to serve as directors until such time as their successors are duly elected and qualified.

2a. The approval of an amendment to the Company’s charter to implement a fixed monthly dividend period with a record date of the last day of the month for the Company’s Series A1 Preferred Stock, par value $0.001 per share (“Series A1 Preferred Stock”), and to provide that such dividends shall be payable monthly on the 15th day of each month following the dividend period for which the dividend was declared.

For	13,354,368
Against	483,757
Abstentions	79,216
Broker Non-Votes	3,502,486

The foregoing proposal was approved.

2b. The approval of an amendment to the Company’s charter to cause dividends on shares of Series A1 Preferred Stock issued after the effective date of the proposed amendment to accrue beginning on the first day of the dividend period during which such share is issued.

For	13,434,431
Against	401,290
Abstentions	81,620
Broker Non-Votes	3,502,486

The foregoing proposal was approved.

2c. The approval of an amendment to the Company’s charter to provide that the date of original issuance (the “Original Issuance Date”) with respect to redemptions of shares of Series A1 Preferred Stock issued on or after the effective date of the proposed amendment shall be deemed to be the earliest date that any shares of Series A1 Preferred Stock were issued to any investor during the calendar quarter in which the shares to be redeemed were issued.

For	13,434,401
Against	401,142
Abstentions	81,798
Broker Non-Votes	3,502,486

The foregoing proposal was approved.

2d. The approval of an amendment to the Company’s charter to set the Original Issuance Date for shares of Series A1 Preferred Stock issued under the Series A1 Preferred Stock Dividend Reinvestment Plan (such shares so issued, the “Series A1 DRIP Shares”) as the same Original Issuance Date of the underlying shares of Series A1 Preferred Stock pursuant to which such Series A1 DRIP Shares are directly or indirectly attributable.

For	13,434,351
Against	401,191
Abstentions	81,799
Broker Non-Votes	3,502,486
The foregoing proposal was approved.

3. Approval, By a Non-Binding Vote, of Executive Compensation.

For	12,889,534
Against	753,664
Abstentions	274,143
Broker Non-Votes	3,502,486

The foregoing proposal was approved.

4. Ratification of the appointment of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

For	16,858,906
Against	17,336
Abstentions	543,585
Broker Non-Votes	—

The foregoing proposal was approved.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION
Dated: August 6, 2024	By:	/s/ Barry N. Berlin Barry N. Berlin Chief Financial Officer